Exhibit (d)(iii)

Contract Number: 1234567

AMENDATORY AGREEMENT

Effective Date: December 31, 2008

The following provisions are included as part of this contract:

ADDITIONAL BENEFITS

ADDITIONAL BENEFITS. Riders providing Additional Benefits may be included as part of this contract. Any riders included on this contract are shown on the contract schedule pages. You may add riders to this contract subject to the following:

1)	The rider must be offered by us and available on this contract as of the date of application for the rider.

2)	Application for the new rider must be provided to us at our Service Center.

3)	We require satisfactory evidence of insurability, if and as required by our standards.

4)	The date of issue of the rider and its monthly cost(s), if any, will be shown on supplemental contract schedule pages that we will send to you.

CHANGE OF PREMIUM CLASS

CHANGE OF PREMIUM CLASS. You may apply to our Service Center to change the Premium Class to a more favorable Premium Class, if available, or to remove any aviation exclusion on this contract. Any change is subject to satisfactory evidence of insurability, if and as required by our standards. If we approve the change, its effective date will be shown on a supplemental contract schedule page that we will send to you. The INCONTESTABILITY provision will apply to any change for two years from its effective date with regard to statements made in the application for the change.

PAID-UP LIFE INSURANCE OPTION

PAID-UP LIFE INSURANCE OPTION. At any time while the insured is living and before Attained Age 96, you may surrender this contract and apply the Cash Surrender Value as a single premium to purchase paid-up life insurance on the Insured. The purchase is subject to the following:

1)	You must send a request to our Service Center.

2)	Unless you give us satisfactory evidence of insurability, if and as required by our standards, the amount of paid-up life insurance may not exceed the sum of:

a)	The Death Benefit on the date of surrender; and

b)	The amount applied as a single premium under this option. This amount may not exceed the Cash Surrender Value;

Less:

c)	The Accumulated Value.

3)	The date of issue of the new contract will be the date this contract is surrendered. The issue age of the new contract will be the age of the insured on that date.

4)	The amount of insurance purchased will be based on single premium rates then in effect, as determined by us. However, the rate will not exceed the net single premium using the 2001 CSO ALB Mortality Table and an interest rate of 4% per year.

5)	If this contract has an exclusion rider, the new contract will also have such an exclusion rider.

6)	Any Cash Surrender Value not applied to purchase paid-up life insurance will be paid to you.

page GB-1

Contract Number:        1234567

AMENDATORY AGREEMENT	(continued)

The following provisions of this contract are amended:

DEFINITIONS

The DEFINITIONS section is amended to include the following:

Service Center. The location where this contract is administered. Our Service Center address is 4321 North Ballard Road, Appleton, WI 54919-0001. Any references in this contract to Home Office are changed to Service Center.

PREMIUM PAYMENTS

The PREMIUM PAYMENTS provision is amended to include the following:

If the Death Benefit Option is Option B and you pay an unscheduled, non-billed premium of $10,000 or more, you may apply to have the Face Amount increased by at least $10,000 and not more than the amount of the premium paid. Increases under this provision are subject to the conditions of the INCREASE IN FACE AMOUNT provision. The Premium Class for any increase under this provision will be the same as the Premium Class for the most recent increase made under the INCREASE IN FACE AMOUNT provision or, if there has been no such increase, the Premium Class for this contract on the effective date of the increase under this provision.

REINSTATEMENT

In the REINSTATEMENT provision, the sentence:

This contract may be reinstated within five years after the end of the grace period but before the Maturity Date, unless it has been surrendered.

Is amended to read:

Unless this contract has been surrendered, it may be reinstated before the Maturity Date and within five years after:

1)	The date the grace period ends if, on that date, the contract terminated; or

2)	The date the contract terminated under the TERMINATION FROM EXCESS LOAN provision.

page GB-2

Contract Number:        1234567

AMENDATORY AGREEMENT	(continued)

INCREASE IN FACE AMOUNT

Item (2) in the INCREASE IN FACE AMOUNT provision:

We will require evidence of insurability which meets our standards.

Is amended to read:

We will require satisfactory evidence of insurability, if and as required by our standards.

The INCREASE IN FACE AMOUNT provision is amended to include the following:

Items (2) and (3) in the conditions for increase do not apply to:

1)	The portion of an increase that is the result of exercising a purchase option or a term conversion privilege in another contract on the life of the Insured that was issued by us; or

2)	Any increase applied for under the PREMIUM PAYMENTS provision as amended.

Signed for Thrivent Financial for Lutherans

President	/s/ Bruce J. Nicholson

Secretary	/s/ Teresa J. Rasmussen

page GB-3

Contract Number: 1234567

AMENDATORY AGREEMENT

Effective Date: December 31, 2008

The following provisions are included as part of this contract:

ADDITIONAL BENEFITS

ADDITIONAL BENEFITS. Riders providing Additional Benefits may be included as part of this contract. Any riders included on this contract are shown on the contract schedule pages. You may add riders to this contract subject to the following:

1)	The rider must be offered by us and available on this contract as of the date of application for the rider.

2)	Application for the new rider must be provided to us at our Service Center.

3)	We require satisfactory evidence of insurability, if and as required by our standards.

4)	The date of issue of the rider and its monthly cost(s), if any, will be shown on supplemental contract schedule pages that we will send to you.

CHANGE OF PREMIUM CLASS

CHANGE OF PREMIUM CLASS. You may apply to our Service Center to change the Premium Class to a more favorable Premium Class, if available, or to remove any aviation exclusion on this contract. Any change is subject to satisfactory evidence of insurability, if and as required by our standards. If we approve the change, its effective date will be shown on a supplemental contract schedule page that we will send to you. The INCONTESTABILITY provision will apply to any change for two years from its effective date with regard to statements made in the application for the change.

PAID-UP LIFE INSURANCE OPTION

PAID-UP LIFE INSURANCE OPTION. At any time while the insured is living and before Attained Age 100, you may surrender this contract and apply the Cash Surrender Value as a single premium to purchase paid-up life insurance on the Insured. The purchase is subject to the following:

1)	You must send a request to our Service Center.

2)	Unless you give us satisfactory evidence of insurability, if and as required by our standards, the amount of paid-up life insurance may not exceed the sum of:

a)	The Death Benefit on the date of surrender; and

b)	The amount applied as a single premium under this option. This amount may not exceed the Cash Surrender Value;

Less:

c)	The Accumulated Value.

3)	The date of issue of the new contract will be the date this contract is surrendered. The issue age of the new contract will be the age of the insured on that date.

4)	The amount of insurance purchased will be based on single premium rates then in effect, as determined by us. However, the rate will not exceed the net single premium using the 2001 CSO ALB Mortality Table and an interest rate of 4% per year.

5)	If this contract has an exclusion rider, the new contract will also have such an exclusion rider.

6)	Any Cash Surrender Value not applied to purchase paid-up life insurance will be paid to you.

page GV-1

Contract Number:        1234567

AMENDATORY AGREEMENT	(continued)

The following provisions of this contract are amended:

DEFINITIONS

The DEFINITIONS section is amended to include the following:

Service Center. The location where this contract is administered. Our Service Center address is 4321 North Ballard Road, Appleton, WI 54919-0001. Any references in this contract to Home Office are changed to Service Center.

PREMIUM PAYMENTS

The PREMIUM PAYMENTS provision is amended to include the following:

If the Death Benefit Option is Option B and you pay an unscheduled, non-billed premium of $10,000 or more, you may apply to have the Face Amount increased by at least $10,000 and not more than the amount of the premium paid. Increases under this provision are subject to the conditions of the INCREASE IN FACE AMOUNT provision. The Premium Class for any increase under this provision will be the same as the Premium Class for the most recent increase made under the INCREASE IN FACE AMOUNT provision or, if there has been no such increase, the Premium Class for this contract on the effective date of the increase under this provision.

REINSTATEMENT

In the REINSTATEMENT provision, the sentence:

This contract may be reinstated within five years after the end of the grace period unless it has been surrendered.

Is amended to read:

Unless this contract has been surrendered, it may be reinstated within five years after:

1)	The date the grace period ends if, on that date, the contract terminated; or

2)	The date the contract terminated under the TERMINATION FROM EXCESS LOAN provision.

page GV-2

Contract Number:        1234567

AMENDATORY AGREEMENT	(continued)

INCREASE IN FACE AMOUNT

Item (2) in the INCREASE IN FACE AMOUNT provision:

We will require evidence of insurability which meets our standards.

Is amended to read:

We will require satisfactory evidence of insurability, if and as required by our standards.

The INCREASE IN FACE AMOUNT provision is amended to include the following:

Items (2) and (3) in the conditions for increase do not apply to:

1)	The portion of an increase that is the result of exercising a purchase option or a term conversion privilege in another contract on the life of the Insured that was issued by us; or

2)	Any increase applied for under the PREMIUM PAYMENTS provision as amended.

Signed for Thrivent Financial for Lutherans

President	/s/ Bruce J. Nicholson

Secretary	/s/ Teresa J. Rasmussen

page GV-3